UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 28, 2011
NABORS INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House
4 Par-la-Ville Road
Second Floor
Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)
(441) 292-1510
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 28, 2011, we issued a press release announcing that the Board of Directors has appointed Anthony G. Petrello as Chief Executive Officer of the company. Mr. Petrello has served as a Director and as President and Chief Operating Officer of Nabors since 1991 and as Deputy Chairman since 2003. He will serve as President and Chief Executive Officer, and will continue in his roles as a Director and Deputy Chairman.
     Eugene M. Isenberg, who served as Chairman of the Board and Chief Executive Officer since 1987, will continue to serve as the Chairman of the Board of Directors. As a result of this change in responsibility, the Company intends to record a $100 million contingent liability, to be reflected in its fourth-quarter results and year-end financial statements, in light of provisions in Mr. Isenberg’s employment agreement. The material terms of his employment agreement are described on pages 29-31 of the proxy statement relating to our annual general meeting of shareholders held on June 7, 2011 and filed with the SEC on April 29, 2011 (File no. 001-32657). That description is hereby incorporated by reference herein.
     Each of the changes was effective Friday, October 28, 2011. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
     Mr. Petrello, 57, also serves as a director of Stewart & Stevenson LLC and of Hilcorp Energy Company. Mr. Petrello has an employment agreement with the Company, the material terms of which are described on pages 29-31 of the proxy statement relating to our annual general meeting of shareholders held on June 7, 2011 and filed with the SEC on April 29, 2011 (File no. 001-32657). That description is hereby incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.
Date: October 28, 2011	By:	/s/ Mark D. Andrews
Mark D. Andrews
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release